Ex 99.1

SILVERLEAF RESORTS, INC. REPORTS EARNINGS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2006 AND OUTLOOK FOR FYE 2006

DALLAS, TEXAS. (August 3, 2006) --- Silverleaf Resorts, Inc. (AMEX: SVL) today announced its financial results for the three and six month periods ended June 30, 2006.

2006 Second Quarter Financial Highlights:

▪	Vacation Interval sales increased by 30.3% to $48.6 million
▪	Net income increased by 59.8% to $6.8 million

Sharon K. Brayfield, President, commented, “The first half of 2006 has been well ahead of our initially projected growth expectations for the period. We have achieved these results by continuing to increase sales efficiencies. This has allowed us to maximize our closing rate on Vacation Interval sales for new and existing customers. Based on reported results through the first half of 2006 we now expect this increased level of efficiency can be maintained through the remainder of 2006. Furthermore, sustaining these sales efficiencies should allow us to meet our plan of 10-15% top-line growth for 2007.

2006 Second Quarter Results:

Vacation Interval sales increased 30.3% to $48.6 million during the second quarter of 2006 compared to $37.3 million during the second quarter of 2005. Vacation Interval sales to new customers increased 36.9% to $22.0 million on a 13.8% increase in new customer tours. Vacation Interval sales to existing customers increased 25.3% to $26.7 million on a 6.9% increase in existing customer tours.

Total revenue for the second quarter of 2006 increased to $53.0 million compared to $49.4 million in the second quarter of 2005. Total revenue in the second quarter of 2006 is decreased by estimated uncollectible revenue of $8.4 million in accordance with SFAS No. 152, representing estimated future gross cancellations of notes receivable prior to any recoveries of inventory. In addition, under SFAS No. 152, sampler sales are accounted for as incidental operations, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $0.7 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense in the quarter ended June 30, 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 25.9% to $62.2 million.

Sales and marketing expense decreased to 48.2% of Vacation Interval sales for the second quarter of 2006 from 48.6% for the second quarter of 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 49.6% of Vacation Interval sales.

Cost of Vacation Interval sales decreased to 9.7% of Vacation Interval sales in 2006 from 16.1% in 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory, as described above. Without this change, cost of vacation interval sales would have been 14.1% of Vacation Interval sales for the quarter ended June 30, 2006.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the second quarter 2006 provision for uncollectible notes expense would have been $6.3 million, or 13.0% of second quarter 2006 Vacation Interval sales, compared to $6.5 million for 2005, or 17.5% of Vacation Interval sales.

During the second quarter of 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 35.1% of pre-tax income in the second quarter of 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 is therefore recorded at full statutory rates.

Net income for the quarter ended June 30, 2006 increased to $6.8 million, or $0.17 per diluted share compared to net income of $4.2 million, or $0.11 per diluted share for the quarter ended June 30, 2005.

2006 Year to Date Results:

Vacation Interval sales increased 33.5% to $90.1 million during the first six months of 2006 compared to $67.5 million during the first half of 2005. Vacation Interval sales to new customers increased 35.1% to $41.9 million on a 10.4% increase in new customer tours. Vacation Interval sales to existing customers increased 32.2% to $48.2 million on a 4.1% increase in existing customer tours.

Total revenue for the first half of 2006 increased to $98.7 million compared to $91.4 million in the first half of 2005. Total revenue in the first half of 2006 is decreased by estimated uncollectible revenue of $15.6 million in accordance with SFAS No. 152, representing estimated future gross cancellations of notes receivable prior to any recoveries of inventory. In addition, under SFAS No. 152, sampler sales are accounted for as incidental operations, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $1.5 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense in the six-month period ended June 30, 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 26.6% to $115.8 million.

Sales and marketing expense decreased to 47.3% of Vacation Interval sales for the first half of 2006 from 52.4% for the first half of 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 49.0% of Vacation Interval sales.

Cost of Vacation Interval sales decreased to 9.9% of Vacation Interval sales in the first half of 2006 from 15.9% during the same period of 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory, as described above. Without this change, cost of vacation interval sales would have been 14.2% of Vacation Interval sales for the six months ended June 30, 2006.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the first half of 2006 provision for uncollectible notes expense would have been $11.7 million, or 13.0% of 2006 Vacation Interval sales, compared to $11.8 million for 2005, or 17.5% of Vacation Interval sales.

During the first half of 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 30.3% of pre-tax income in the first half of 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 is therefore recorded at full statutory rates.

Net income for the six months ended June 30, 2006 increased to $13.0 million, or $0.33 per diluted share compared to net income of $6.8 million, or $0.17 per diluted share for the six months ended June 30, 2005.

Adoption of SFAS No. 152:

As previously announced, the Company was required to adopt SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions” as of January 1, 2006. As a result, new line items are included in the Company’s Consolidated Statement of Operations and total revenue and total costs and expenses are reduced. However, adoption of SFAS No. 152 did not affect net income and did not have a material impact on consolidated results of operations or financial position. See the exhibit to this release entitled “Supplemental Consolidated Statements of Operations Demonstrating the Impact of Adoption of SFAS No. 152” for a comparison of the Company’s results as reported and as its results would have been reported had SFAS No. 152 not been adopted.

Outlook

The Company continues to anticipate that its net income for the year ended December 31, 2006 will be its previously issued guidance of $21 million to $22 million ($0.53 to $0.56 per diluted share).

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218

or
Investor Relations
Erica Pettit, 212-850-5614

or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Vacation Interval sales	$48,635	$37,334	$90,102	$67,471
Estimated uncollectible revenue	(8,428)	-	(15,615)	-
Sampler sales	-	501	-	1,142
Net sales	40,207	37,835	74,487	68,613

Interest income	11,323	10,113	21,418	19,871
Management fee income	465	450	930	900
Gain on sale of notes receivable	-	-	-	669
Other income	1,038	957	1,870	1,382
Total revenues	53,033	49,355	98,705	91,435

Costs and Operating Expenses:
Cost of Vacation Interval sales	4,736	6,017	8,917	10,735
Sales and marketing	23,423	18,153	42,655	35,337
Provision for uncollectible notes	-	6,534	-	11,808
Operating, general and administrative	8,181	7,105	15,370	13,833
Depreciation and amortization	584	744	1,123	1,542
Interest expense and lender fees	5,117	4,286	9,542	8,671
Total costs and operating expenses	42,041	42,839	77,607	81,926

Income before provision for income taxes
and discontinued operations	10,992	6,516	21,098	9,509
Provision for income taxes	(4,232)	(2,285)	(8,123)	(2,884)
Income from continuing operations	6,760	4,231	12,975	6,625

Discontinued Operations
Income from discontinued operations (net of taxes)	-	-	-	128

Net income	$6,760	$4,231	$12,975	$6,753

Basic income per share:
Income from continuing operations	$0.18	$0.11	$0.35	$0.18
Income from discontinued operations	$-	$-	$-	$-
Net income	$0.18	$0.11	$0.35	$0.18

Diluted income per share:
Income from continuing operations	$0.17	$0.11	$0.33	$0.17
Income from discontinued operations	$-	$-	$-	$-
Net income	$0.17	$0.11	$0.33	$0.17

Weighted average basic common shares outstanding	37,501,246	36,937,648	37,497,794	36,899,620

Weighted average diluted common shares outstanding	39,250,633	38,933,675	39,217,335	38,874,506

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
ASSETS	2006	2005
	(Unaudited)
Cash and cash equivalents	$7,883	$10,990
Restricted cash	9,267	4,893
Notes receivable, net of allowance for uncollectible notes of
$68,171 and $52,479, respectively	202,430	177,572
Accrued interest receivable	2,618	2,243
Investment in special purpose entity	17,375	22,802
Amounts due from affiliates	2,595	680
Inventories	143,442	117,597
Land, equipment, and leasehold improvements, net	15,718	10,441
Land held for sale	203	495
Prepaid and other assets	16,588	14,083

TOTAL ASSETS	$418,119	$361,796

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses	$9,197	$9,556
Accrued interest payable	1,612	1,354
Amounts due to affiliates	855	544
Unearned Vacation Interval sales	591	-
Unearned samplers	5,675	5,310
Income taxes payable	3,068	1,268
Deferred income taxes payable	12,832	8,485
Notes payable and capital lease obligations	213,978	177,269
Senior subordinated notes	32,321	33,175

Total Liabilities	280,129	236,961

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.01 per share, 100,000,000 shares authorized,
37,545,972 shares issued and outstanding at June 30, 2006, and
37,494,304 shares issued and outstanding at December 31, 2005	375	375
Additional paid-in capital	112,387	112,207
Retained earnings	25,228	12,253

Total Shareholders' Equity	137,990	124,835

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$418,119	$361,796

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2006		Three Months
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	June 30,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$48,635	$48,635	$37,334
Estimated uncollectible revenue	(8,428)	-	-
Sampler sales	-	691	501
All other revenue	12,826	12,826	11,520
Total revenues	53,033	62,152	49,355

Costs and Operating Expenses:
Cost of Vacation Interval sales	4,736	6,842	6,017
Sales and marketing	23,423	24,114	18,153
Provision for uncollectible notes	-	6,322	6,534
All other costs and expenses	13,882	13,882	12,135
Total costs and operating expenses	42,041	51,160	42,839

Income before provision for income taxes
and discontinued operations	10,992	10,992	6,516
Provision for income taxes	(4,232)	(4,232)	(2,285)
Net income from continuing operations	6,760	6,760	4,231

Discontinued Operations
Net income from discontinued operations (net of taxes)	-	-	-

Net income	$6,760	$6,760	$4,231

Basic income per share:
Net income from continuing operations	$0.18	$0.18	$0.11
Net income from discontinued operations	$-	$-	$-
Net income	$0.18	$0.18	$0.11

Diluted income per share:
Net income from continuing operations	$0.17	$0.17	$0.11
Net income from discontinued operations	$-	$-	$-
Net income	$0.17	$0.17	$0.11

Weighted average basic common shares outstanding	37,501,246	37,501,246	36,937,648

Weighted average diluted common shares outstanding	39,250,633	39,250,633	38,933,675

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Six Months Ended June 30, 2006		Six Months
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	June 30,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$90,102	$90,102	$67,471
Estimated uncollectible revenue	(15,615)	-	-
Sampler sales	-	1,459	1,142
All other revenue	24,218	24,218	22,822
Total revenues	98,705	115,779	91,435

Costs and Operating Expenses:
Cost of Vacation Interval sales	8,917	12,819	10,735
Sales and marketing	42,655	44,114	35,337
Provision for uncollectible notes	-	11,713	11,808
All other costs and expenses	26,035	26,035	24,046
Total costs and operating expenses	77,607	94,681	81,926

Income before provision for income taxes
and discontinued operations	21,098	21,098	9,509
Provision for income taxes	(8,123)	(8,123)	(2,884)
Net income from continuing operations	12,975	12,975	6,625

Discontinued Operations
Net income from discontinued operations (net of taxes)	-	-	128

Net income	$12,975	$12,975	$6,753

Basic income per share:
Net income from continuing operations	$0.35	$0.35	$0.18
Net income from discontinued operations	$-	$-	$-
Net income	$0.35	$0.35	$0.18

Diluted income per share:
Net income from continuing operations	$0.33	$0.33	$0.17
Net income from discontinued operations	$-	$-	$-
Net income	$0.33	$0.33	$0.17

Weighted average basic common shares outstanding	37,497,794	37,497,794	36,899,620

Weighted average diluted common shares outstanding	39,217,335	39,217,335	38,874,506